Form C

Cover Page

Name of issuer:

The Rock.com Group, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/30/2009

Physical address of issuer:

23046 Avenida de la Carlota, Suite 600,
Laguna Hills CA 92653

Website of issuer:

http://www.rock.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☑ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

250,000

Price:

$0.20000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $.20

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

12/31/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$473,192.00	$420,509.00
Cash & Cash Equivalents:	$102,536.00	$75,322.00
Accounts Receivable:	$742.00	$5,544.00
Short-term Debt:	$466,240.00	$317,060.00
Long-term Debt:	$286,646.00	$283,363.00
Revenues/Sales:	$1,028,018.00	$661,482.00
Cost of Goods Sold:	($531,446.00)	($354,047.00)
Taxes Paid:	$0.00	$0.00
Net Income:	($131,316.00)	($153,164.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

The Rock.com Group, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Steven J Newman	Founder & CEO	Rock.com	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Steven J Newman	Founder	2009
Steven J Newman	Chief Executive Officer	2009
Steven J Newman	President	2009
Steven J Newman	Secretary	2009
Irene M Latoa	Chief Financial Officer	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Steven J Newman	12,789,724 Class A Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

These are some of the risks that relate to our company:

Certain investors in this Offering will receive Voting Class CF Common Stock and smaller investors will receive no voting rights. The company has determined it will issue major investors, investors investing more than $20,000 in this Offering, Voting Class CF Common Stock. Other investors will receive Non-Voting Class CF Common Stock. All voting rights and preferences are set forth in the Subscription Agreement and the Amended and Restated Certificate of Incorporation of the company. Even those investors receiving voting rights will have a limited ability to determine the policies of the company, as voting power is concentrated in the hands of our CEO.

We have realized operating losses to date and expect to incur such losses in the future. We have operated at a loss for the years ending December 31, 2016 and 2015, and these losses are likely to continue. The Rock.com Group's net loss for 2015 was $153,164 and its net loss for 2016 was $131,316. We may seek other sources of capital if it finds it necessary to continue operations.

Our CPA has issued a going concern opinion. The Rock.com Group's CPA has issued a "going concern" opinion on the company's consolidated financial statements, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The company's ability to continue as a going concern for the next twelve months from the issuance of these financial statement is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations and/or to obtain additional capital financing. No assurance can be given that the company will be successful in these efforts. The CPA has stated that these factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

We have a small management team. We depend on the skills and experience of Steven J. Newman, who works for the company full-time. Although we have recently included Irene Latoa as our Chief Financial Officer, she dedicates only half her time to our company. Our ability to raise sufficient capital may have an impact on our ability to attract and hire the right management talent.

We will need more people to join our company. We will need additional employees, and people with the skills necessary to ensure we fulfill our growth plans. The people we bring on should come with specialized skills that will bring value to the company. There are no guarantees that we will be able to find the right people for the job.

We have borrowed significant amounts from related parties. We have borrowed from related parties that currently amount to $484,703 as of December 31, 2016. One of the loans has Rock.com domain name as collateral. We are not prohibited from borrowing further, however, if those sums are not paid, our cash flow and financial positions could be harmed.

We have a number of competitors. There are already companies actively providing services to consumers in our target markets, including other merchandise sites, brick and mortar stores, along with concert venues. Online, the top sites currently sell $2.6 billion of licensed merchandise across all fan merchandise categories. These companies include, but are not limited to, Rockabilia, Allposters, and Fanatics. There is a proven market for our merchandise and companies more established providing them. While these companies may not provide the same or even similar products, they may be able to provide services that achieve similar benefits to consumers at a lower price.

The company may need more money. We might not sell enough securities in this Offering to meet our operating needs and fulfill our plans, in which case we might cease operating and you will get nothing. Even if we raise everything we are looking for, we might need to raise more funds in the future, and if we can't get them, we might fail. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worthless, because later investors might get better terms.

Future fundraising may affect the rights of investors. In order to expand, the company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital-raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the company.

We rely on third party licensed distributors to manufacture our product for production and monetization. We rely on third party licensed distributors including Bravado, FEA Merchandise and Trevco, for production and monetization of our products. If either of these licensed distributors face manufacturing constraints (including more demand of our products from our competitors), that could impact our ability to provide our products to consumers

We are currently involved in litigation. In September 2016, two plaintiffs filed suit in U.S. District Court Southern District, New York against a music band and various defendants including The Rock.com Group, Inc. The complaint alleges that various images that the music band made available for use in merchandise actually infringe upon the rights of the copyright holder. Although the band has communicated that they will fight and defend claims against The Rock.com Group, they have no obligation to do so. Similarly, In November 2016, another Plaintiff filed suit in United States District Court for the Southern District of California against a musical artist and various defendants including The Rock.com Group. The complaint alleges that various images that the musical artist made available for use in merchandise actually infringes upon the rights of the copyright holder. Similarly, the musical artist has communicated that they will fight and defend The Rock.com Group; however, they are not obligated to do so. Therefore, we may be subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, and although, the total revenue associated with these items when available for sale were less than $5,000, these legal proceedings could have a negative impact on our financial condition and results of operations.

The potential markets for our products are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing treatments and products, the introduction of new services and products, and changing customer demands. The company's success could depend on our ability to respond to changing product standards and technologies on a timely and cost-effective basis. In addition, any failure by the company to anticipate or respond adequately to changes in technology and customer preferences could have a material adverse effect on our financial condition, operating results and cash flow.

You can't easily resell the securities. There are restrictions on how you can resell your securities for the next year. More importantly, there is no market for these securities, and there might never be one. It's unlikely that the company will ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: We will adjust roles and tasks based on the net proceeds of this offering.

We will adjust roles and tasks based on the net proceeds of this offering. In case we raise less than the oversubscription amount and raise only the target amount of $50,000, the net proceeds of this offering to the issuer, after the expenses of the offering (payment to Wefunder), will be approximately $48,000. We will use the proceeds from the Offering as follows:

Inventory - 80%
IT and Site Enhancement - 10%
Marketing - 10%

If we raise: **$250,000**

Use of Proceeds: If we manage to raise funds in excess of our target amount, and raise our oversubscription amount of $250,000, the net proceeds of this offering to the issuer will be approximately $240,000. We plan to allocate our funds as follows:

Inventory - 80%
IT and Site Enhancement - 10%
Marketing - 10%

If we raise: **$500,000**

Use of Proceeds: If we manage to raise funds in excess of our target amount, and raise our oversubscription amount of $500,000, the net proceeds of this offering to the issuer will be approximately 480,000. We plan to allocate our funds as follows:

Inventory - 80%
IT and Site Enhancement - 10%
Marketing - 10%

If we raise: **$750,000**

Use of Proceeds: If we manage to raise funds in excess of our target amount, and raise our oversubscription amount of $750,000, the net proceeds of this offering to the issuer will be approximately $720,000. We plan to allocate our funds as follows:

Inventory - 80%
IT and Site Enhancement - 10%
Marketing - 10%

If we raise: **$1,070,000**

Use of Proceeds: If we manage to raise funds in excess of our target amount, and raise our oversubscription amount of $1,070,000, the net proceeds of this offering to the issuer will be approximately $1,027,200. We plan to allocate our funds as follows:

Inventory - 80%
IT and Site Enhancement - 10%
Marketing - 10%

We plan to use the funds to expand our merchandise inventory even deeper within the music category and add sports and entertainment merchandise. We want Rock.com to be our customers' ultimate destination for all fan-based merchandise.

We do not plan to use any of the proceeds from this Offering to pay off debt.

The identified uses of proceeds are subject to change at the sole direction of the executive officers and directors based on the business needs of the company.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met

after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Class CF Voting Common Stock

The company has authorized 10,000,000 shares of Class CF Voting Common Stock. Class CF Voting Common Stock will be issued to Major Investors, who are investors investing more than $20,000 in this Regulation Crowdfunding Offering.

Dividend Rights: Holders of Class CF Voting Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Voting Rights: Each holder of Class CF Voting Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

Rights and Preferences: The rights, preferences and privileges of the holders of the company's Class CF Voting Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any additional class of Preferred Stock that we may designate in the future.

Class CF Non-Voting Common Stock

The company has authorized 10,000,000 shares of Class CF Non-Voting Common Stock. Class CF Non-Voting Common Stock will be issued to Non-Major Investors, who are investors investing less than $20,000 in this Regulation Crowdfunding Offering.

Dividend Rights: Holders of Class CF Non-Voting Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Voting Rights: Holders of Class CF Non-Voting Common Stock do not have the right to vote on matters presented to the shareholders for vote except as required by law.

Rights and Preferences: The rights, preferences and privileges of the holders of the company's Class CF Non-Voting Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any additional class of Preferred Stock that we may designate in the future.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that **The Rock.com Group, Inc.** seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock (list each class in order of preference):			
			Choose
Common Stock			Choose
Other			
Class A Common Stock	20000000	12,789,724	Yes
Class B Common Stock	20000000	5,250,959	No
Class CF Voting Common Stock	10000000	0	Yes
Class CF Non-Voting Common Stock	10000000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A Common Stock

The company has authorized up to 20,000,000 shares of Class A Common Stock. The rights, preferences, privileges and restrictions of the company's Class A Common Stock are set forth in the Amended and Restated Certificate of Incorporation and by resolution of the Board of Directors.

Dividend Rights

Holders of Class A Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Voting Rights

Each holder of Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

Rights and Preferences

The rights, preferences and privileges of the holders of the company's Class A Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any additional class of Preferred Stock that we may designate in the future.

Class B Non-Voting Common Stock

The company has authorized up to 20,000,000 shares of Class B Non-Voting Common Stock.

Dividends

Holders of Class B Non-Voting Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Voting Rights

Holders of Class B Non-Voting Common Stock do not have the right to vote on matters presented to the shareholders for vote except as required by law.

Rights and Preferences

The rights, preferences and privileges of the holders of the company's Class B Non-Voting Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any additional class of Preferred Stock that may be designated in the future.

Class CF Voting Common Stock

The company has authorized 10,000,000 shares of Class CF Voting Common Stock. Class CF Voting Common Stock will be issued to Major Investors, who are investors investing more than $20,000 in this Regulation Crowdfunding Offering.

Dividend Rights

Holders of Class CF Voting Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Voting Rights

Each holder of Class CF Voting Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

Rights and Preferences

The rights, preferences and privileges of the holders of the company's Class CF Voting Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any additional class of Preferred Stock that we may designate in the future.

Class CF Non-Voting Common Stock

The company has authorized 10,000,000 shares of Class CF Non-Voting Common Stock. Class CF Non-Voting Common Stock will be issued to Non-Major Investors, who are investors investing less than $20,000 in this Regulation Crowdfunding Offering.

Dividend Rights

Holders of Class CF Non-Voting Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Voting Rights

Holders of Class CF Non-Voting Common Stock do not have the right to vote on matters presented to the shareholders for vote except as required by law.

Rights and Preferences

The rights, preferences and privileges of the holders of the company's Class CF Non-Voting Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any additional class of Preferred Stock that we may designate in the future.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

We are offering investors Class CF Voting and Class CF Non-Voting Common Stock. We have priced the offering at $0.20 per share, with investors investing more than $20,000 (known as "Major Investors") receiving Class CF Voting Common Stock at $0.20 per share.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

See Appendix E

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the principal shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the principal shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The principal shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

Principal shareholders could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Indebtedness

Loans from related parties

As of December 31, 2016, we have entered into an extended alternative trade finance arrangement and long term debt agreements with two related parties in three different transactions totaling $484,703 in liabilities.

Loan 1:

In February 2013, the company entered into a ten-year promissory note with related party and 52.7% shareholder of Class B Common Stock, Lisa Esther Moses, Trustee of the Lisa Esther Moses Revocable Trust, in the total amount of $257,363 at an effective interest rate of 5% per annum. The note called for the issuance of 1,250,000 shares of Class B Common Stock and requires monthly payments of $1,072 through February 2018, at which point, repayment of principal will commence through maturity in February 2023. In May 2013, the company procured an additional $26,000 (totaling the loan amount to $283,363) in financing through an amendment with the same terms, with the exception that all interest be deferred until May 2018, at which time principal payments will begin. Under the amendment, the company issued an additional 52,091 shares of Class B Common Stock.

As of each December 31, 2016 and 2015, outstanding principal on these notes totaled $283,363. During the years ended December 31, 2016 and 2015, the company recognized $12,868 and $15,138 in interest expense related to these notes, respectively.

Loan 2 and Loan 3:

Beginning in 2015, the company commenced a purchase order-funding program to maximize available short-term capital. In exchange for repayment in full upon sale of the associated goods and issuance of Class B Common Stock with an estimated value equivalent to a 20% interest rate, the lenders provided the company short-term capital to facilitate the company's purchase of merchandise. During the year ended December 31, 2016 and 2015, the company issued 963,250 and 777,326 shares, respectively, of Class B Common Stock under this program. As of December 31, 2016 and 2015, the company owed $201,340 and $143,460, respectively, to related parties. As of December 31, 2016, a total amount of $132,146 was due to 52.7% shareholder of Class B Common Stock, Lisa Ester Moses, Trustee of the Lisa Esther Moses Revocable Trust, and the remaining $69,194 was due to 28.1% shareholder of Class B Common Stock, JLP Holdings, LLC. Interest expense on these arrangements for the year ended December 31, 2016 and 2015 was $3,201 and $2,591 related to the estimated fair value of the stock issued on an estimated equivalent interest rate of 20%.

During the years ended December 31, 2016 and 2015, one purchase order lender elected to re-invest $10,673 and $12,181, respectively, in funds for future purchase orders in the subsequent year. As of December 31, 2016 and 2015, the company had not yet funded purchase orders with these funds, resulting in a restricted cash balance of $10,673 and $12,181, respectively.

As of December 31, 2016, the company continues to issue shares of Class B Common Stock to purchase order program funders for its extended alternative trade finance arrangement and it is anticipated that this program will continue in 2017.

WebBank loan

On September 9, 2016, OfficialMerchandise.com LLC, a wholly owned subsidiary of The Rock.com Group, entered into a business loan agreement with WebBank in the principal amount of $68,000.00 and a repayment amount of $84,320 with a 494 day maturity date payable in daily installments of $240 on each business day. Rock.com Group is a cosigner to this agreement and the company's assets stand as collateral. In 2016, the company recognized interest expense related to this financing arrangement of $3,477, representing an estimated effective annual interest rate of 20%. As of December 31, 2016, $53,511 was outstanding on this loan, of which $50,228 was payable during 2017 and $3,283 was classified as a long-term liability.

PayPal loan

On January 28, 2017, Rock.com Group obtained a PayPal Working Capital business loan extended by WebBank in the amount of $39,000 and a loan fee of $5,513. The company has agreed to repay the loan amount plus the loan fee through 20% of each portion of its business PayPal sales proceeds.

As of the date of this Offering

Company shareholder and CFO, Irene Latoa plans to loan the company $50,000 through a self-managed investment fund by the end of July 31, 2017.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

Refer to Exhibit E for more details about each offering.

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Related Party Transactions

The company has entered into long-term debt agreement and extended alternative trade finance arrangements with related party and 52.7% shareholder of Class B Common Stock, Lisa Esther Moses, Trustee of the Lisa Esther Moses Revocable Trust, and with related party and 28.1% shareholder of Class B Common Stock, JLP Holdings, LLC, in the total amount of $484,703 as of December 31, 2016. See "Indebtedness" for a description of each loan.

In April through June 2017, the CEO purchased 150,000 shares of the company's Class A Common Stock for $30,000.

Steven Newman, 100% shareholder of Class A Common Stock and CEO of The Rock.com Group, may invest in this Regulation Crowdfunding Offering. Other affiliates of the company may also invest.

Company shareholder and CFO, Irene Latoa, plans to loan the company $50,000 through a self-managed investment fund by the end of July 31. 2017.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Financial Statements

Our financial statements can be found at Exhibit B to the Form C of which this Offering Memorandum forms a part. The Rock.com Group, Inc. was formed on April 30, 2009 as a Delaware Corporation. The company has two wholly-owned subsidiaries - OfficialMerchandise.com, LLC and Rock.com, Inc. As such, the financial statements reflect the accounts of The Rock.com Group, Inc. as well as its subsidiaries, OfficialMerchandise.com, LLC and Rock.com, Inc. OfficialMerchandise.com, LLC is a California limited liability company organized on January 26, 2007. Rock.com is a Delaware corporation formed on December 8, 2000.

The company's primary business is online sales of fan-oriented licensed merchandise, such as apparel, accessories, and home decor items. Additionally, the company receives ancillary revenue from email services.

Financial Condition

The preparation of financial statements includes estimates made by management and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results can differ from those estimates.

Results of Operations

Our net revenues for the year ended December 31, 2016 were $1,028,018 compared to $661,482 in 2015.

The main source of our revenue is in the apparel category, representing approximately 88% of total revenue:

- Men's apparel 63% of product revenue
- Women's apparel 22% of product revenue
- Kids', baby & toddler apparel 3% of product revenue
- Vinyl 2% of product revenue
- Posters & prints 2% of product revenue
- Hats & headwear 1% of product revenue
- Stickers, patches 7% of product revenue & other sundry novelty items

Additionally, we receive ancillary revenue from email services and subdomain licensing, which represented 8% of our revenue in 2015 and 5% of revenues in 2016. In April 2017, we discontinued our subdomain licensing services; however, we entered into an inventory financing agreement with another third party for $39,000 on January 28, 2017.

Sales of our products are primarily obtained by driving Internet traffic to our web site through a range of sources: including paid and organic search, repeat customers, referrals and social media.

Our product range to date has been focused mainly on music merchandise but our plan is to expand into the sport and entertainment merchandise categories as one of the key drivers of growth.

Orders are currently shipped to 89 countries around the world, with just over 20% of our revenue coming from outside the U.S.

Net revenues consist of all sales, less discounts and returns. The company recognizes revenues when the earnings process is complete. This generally occurs when products are shipped to the customer in accordance with the sales agreement or purchase order, ownership and risk of loss pass to the customer, collectability is reasonably assured, and pricing is fixed or determinable. The company's shipping terms are generally F.O.B. shipping point, where title is transferred and revenue is recognized when the products are shipped to the customers. The company typically collects revenues upon sale and recognizes the revenue when the items have shipped. Orders that have been placed and paid as of year-end but have not been shipped are recorded to deferred revenue. Sales tax is collected on applicable sales and these taxes are recorded as a liability until remittance. The company estimates returns based on its historic results and return policy in place at the sale date, and records an allowance against revenues for this estimate when necessary.

Cost of goods sold, which consists primarily of apparel, were $531,446 in 2016 and $354,047 in 2015, resulting in gross margins of 48% and 46%, respectively.

Operating expenses for 2016 consisted 39% of sales and marketing costs, 29% of general and administrative costs, and the remaining 31% of compensation and benefits. Our total operating expenses through December 31, 2016 were $600,520 compared to $435,760 in 2015, a 27% increase. This increase was primarily driven by a 50% increase in sales and marketing costs, to support our increase in sales within the same period.

Other expense, consisting of interest expense, was $27,368 in 2016 and $24,839 in 2015.

As a result of the foregoing, the company incurred a net loss of $131,316 and $153,164 for the years ended December 31, 2016 and 2015, respectively.

Trends & Plans

Inventory management remains one our key challenges as we try to minimize our stocks and continue to get inventory replenished as quickly as possible.

Two key aspects to our inventory management strategy are as follows:

Better management of our existing product range:

- High performing products need to be identified much sooner and we need to order more of them.

- Long lead times with certain vendors require increased stock cover for some products.

- Ongoing product range review by vendors means we need to work more closely with them to be better prepared for products that are going to be discontinued.

Expansion and extension of our product range:

- Proactively identify the popular bands and seek out the partners who have their music merchandise.

- Look for suppliers in the sports and entertainment merchandise categories on their ability to general exponential growth.

With the improvements made to our inventory structure in 2016, we believe that we are much better situated for the next phase of our growth process, which includes:

- Striving for continued improvements in our inventory management strategy
- Sourcing vendors with drop-shipping capability which does not require further tie-up of capital
- Increasing our newsletter subscribers to lessen our dependence on paid search by implementing a targeted Social Media strategy to drive traffic directly to our web site.

Liquidity and Capital Resources

As of December 31, 2016, cash on hand, reflecting cash flows from operating activities, investing activities, and financing activities, was $102,536 compared to $75,322 as of December 31, 2015.

The continuation of the company's business is dependent upon raising adequate additional financial support, which includes raising additional capital through the issuance of equity, incurring additional debt through a financial institution, or the sale or merger of the company.

Based on our cash flow projection we believe we may need additional financing in the future. We anticipate that the proceeds of this Offering will provide additional working capital for Rock.com to continue to pursue its core revenue generating activities and to fund the inventory expansion necessary to execute its growth strategy. If more working capital money is needed to fund inventory, we will likely consider future Regulation CF financing, Regulation A financing and/or continue to enter into extended alternative trade finance arrangements (see "Indebtedness" below).

We have not committed to make any capital expenditures, and do not anticipate the need for any capital expenditures at this stage of the company's growth.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.rock.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

WEFUNDER Explore Raise Funds FAQ Search Login Sign Up


FOLLOW US FOR UPDATES
SHARE
TWEET
INVEST IN ROCK.COM
Your one-stop-shop for official fan merchandise
$0
raised of $50K goal
$100 min
INVEST
by Wefunder Portal LLC

Priced Round

$3.61M pre-money valuation | **$0.20**/share

If you invest, you're anticipating the company will be worth more than $3.61 M in the future (before the impact of additional shares).

INVESTOR PERKS

$250+ Owner Discount: Investors at this level ($250-$499) receive 20% off all Rock.com Merchandise and Concert Tickets for 5 Years up to $1,000 of Purchases Annually

$500+ Merch Package: Investors at this level ($500-$4,999) receive 2 T-Shirts On Rock.com Valued up to $50 total. Also Includes Owner Discount.

$5,000+ VIP Package: Investors at this level ($5,000-$24,999) receive 2 concert tickets on Tickets.Rock.com to anywhere in the world valued up to $500. (Does not include airfare). Plus 4 T-Shirts On Rock.com Valued up to $100 total. Also Includes Owner Discount.

$25,000+ Rock Star Package: Investors at this level ($25,000 or more) receive 2 concert tickets on Tickets.Rock.com to anywhere in the world valued up to $750, $250 in Rock.com Merch, 1 night stay at a 5-Star hotel valued up to $500 and catered limo to and from concert back to hotel (Does not include airfare). Also Includes Owner Discount.

> *"Rock.com sources the most coveted licensed merchandise of music, culture, and entertainment. We've created a one-stop-shop experience for fans worldwide. Rock.com exists for the devoted, passionate fans who—like us—are absolutely crazy about their favorite bands, sports teams, and shows. Our customers love us, and we have the numbers to prove it—don't mistake us for a startup. We've shipped approximately 100,000 orders to date and did over $1 million in sales in 2016.*



Steve Newman
CEO, ROCK.COM

OUR AMBITION

We want Rock.com to have something for everybody. On our site, you can already find over 188,000 officially licensed products. Our next steps are to expand into other pop culture categories: sports, TV, movies, and live event ticketing. We've already exceeded $1 million in annual revenue and we're just getting started extending our product range to appeal to a wider audience.

KEY FACTS

- $1.03 million in 2016 revenue
- Approximate 48% gross margin
- Shipped to 89 countries
- 138,257 Facebook followers and 108,706 newsletter subscribers
- Cumulative customer orders of about 100,000

rock.com

WHY I LIKE ROCK.COM

Steve has a proven track record of success in business and the Internet. In 2014, the licensed merch market was growing at 10% annually representing a 250 billion dollar industry allowing for substantial opportunity for growth. Rock.com will be one of the only e-commerce companies selling merchandise for music, sports and entertainment and has tremendous value associated with the Rock.com domain.



Phil Pagliara

FOUNDING INVESTOR, ROCK.COM

THE BUZZ ABOUT ROCK.COM

I'm excited to invest again in Rock.com because of Steve's prior success in the e-commerce and domain space. Steve had a great exit in his last business, Greatdomains.com, and I am confident of his ability to lead Rock.com.

Donna Chung

Founding Investor, Rock.com

The variety of so many different bands merchandise on one site is amazing! You can definitely find something for everyone here, no matter what they like to listen to.

Dana

Customer

Rock.com has an impressive selection, great prices, and incredibly fast shipping. If you're a music nerd you'll be floored by the obscure artist t-shirt selection you can't find anywhere else. Can't recommend this site enough!

Karen

Customer

Buying at Rock.com was perfect. The products were as advertised, the offers were great and I received the order perfectly here in Brazil! I will surely become a returning customer.

Richard

I was looking for a certain item that I could not find on Amazon, so I tried this site and found it. Good quality items and great service. Thank you.

Diana

Customer

Wanted some cool shirts, actually didn't find what I was looking for at the Rolling Stones official website, but found it on Rock.com. Satisfaction!

Kurt

Customer

Million dollar domain name

March 7, 2017

You can find a million dollar domain name with proper domain research.

One Place for All Your Favorite Fan Gear

At Rock.com, we're all about the fans. So we built a site for everything fans love.

Rock.com has built one of the most extensive collections of officially licensed merchandise with many products you can't find anywhere else. Every item we sell is guaranteed to be authentic.


RUN
DMC
STONES
KISS
GAGA

Our Fans are Crazy About Rock.com

Our customers tell their family and friends about us. They just can't get enough.

Rock.com has the world's greatest fans who are passionate and devoted to their favorite artists, movies, shows, bands, and teams. We stay in touch with our customers frequently through social media and newsletters.

138,257	108,706
Facebook Followers	Newsletter Subscribers






IT'S ONLY













"Huge props to Rock.com for being my new favorite place to get band shirts."

- Anna

"I'm a huge fan of Rock.com. Their customer service is out of this world."

- Jennifer

"Rock.com sells awesome merch for bands you love. I'm obsessed with them."

- Spencer

$1,028,018

In 2016, we cracked a million dollars in revenue.

2016 was a big year for us, with metrics performing beyond our expectations. Not only have our sales shot up, we've increased our newsletter subscriber list by approximately 100% to over 100,000. More people are hearing about Rock.com, telling their friends, and loving it.


Approximate 2016 Revenue: $1,028,000
$1 M
$750K
$500K
$250K
0
2014
2015
2016
Total Revenue

157,818

Number of products

100,000

Approximate orders to date

48%

Approximate gross margin

We're Shipping to 89 Countries Around the World!

The world is our stage, with orders shipped from Albania to Uruguay. Our international customers get their orders fast, typically within 4 to 8 business days.


Countries Rock.com has shipped to



What's Next For Rock.com?

We will expand even deeper within the music category and add sports and entertainment merchandise. No matter what you are a fan of, we want Rock.com to be your ultimate destination.

2000

Rock.com Domain Purchased

The Rock.com domain has been widely regarded as one of the most valuable domains on the Internet—valued at an estimated $1 million.

2002

Rock.com Version One

Built Rock n' Roll community site, Internet radio, and email services as part of an advertising-driven business model.

2013

Full Transition to E-Commerce

Moved to a modern fulfillment company in California from New York State to provide faster service and capability to carry a larger inventory.

2014

Launched New Rock.com Website

Rock.com had a greater than 100% growth in customers and traffic after the new site launch in 2014.

2015

Launched First Mobile Site

Achieved greater than $500,000 in revenue More than 50,000 newsletter subscribers.

2016

A Milestone Year

Achieved greater than $1,000,000 in revenue. More than 100,000 newsletter subscribers.

2017

Rock.com Trademarked

Rock.com was recognized and recorded as a Registered Trademark by the United States Patent and Trademark Office for use in ecommerce and email services.

Q2 2017

Live event ticketing available on Rock.com

Q3 2017

Further expansion into the Sports and Entertainment categories

Q1 2018

Launch Mobile Apps for Android and iOS

GET READY TO ROCK N' ROLL

Rock.com was founded by a huge rock n'roll fan and domains expert who has a $100 million acquisition already under his belt.

$100 million

Acquisition by Verisign

Author of *Domain Names for Dummies*



Dear Investors,

Life is about connection and passion. It is the pure joy of a concert, sporting event or anticipated movie that gives a spark to an otherwise ordinary day.

That's why Rock.com exists. We are much more than an online retailer of fan merchandise. We are fans ourselves and we know that our customers anticipate their deliveries from Rock.com with the same excitement of attending their favorite events.

We are on a mission to be the best site for fans worldwide, with a goal of having millions of products online to make sure we have something that everyone can treasure for themselves or as a gift.

To achieve our goals, we decided that inviting our customers and fans to be our shareholders would make Rock.com even more special. After all, we owe our growth and success to our customers who have put their faith in us. In turn, we would love nothing more than to have our customers prosper as the company prospers.

SHOW MORE

FOUNDER



Steve Newman

CEO

Steve has been running Internet businesses since 1995. Steve founded GreatDomains.com, which was sold to Verisign in 2000 in a transaction valued at approximately $100 million.

AND THE REST OF THE TEAM



Irene Latoa

CFO

Irene is a CPA with more than 20 years corporate finance experience, including more than ten years in key financial and managerial positions with Nestle Nespresso in Australia and Singapore.



Richard Coveleski

CTO

Rich founded and operated RockMerch.com which was acquired by Rock.com. RockMerch.com was one of the first music merchandise sites on the web.



Aaron Holland

Chief Growth Officer

Aaron has experience in online retail, content strategy, customer acquisition and growth hacking. Aaron also has a degree in Sports Management and is key in expansion into sports merchandise.



Leticia Roark

Manager of Data Analysis and Forecasting

Responsible for data analysis and inventory forecasting, Leticia holds post-graduate certificates in Project Management and International Finance.



Justine Foreman

Manager of Operations

Justine Foreman coordinates our supply chain activities and works closely with our third party logistics operations and our suppliers to ensure the accuracy of tens of thousands of SKUs online.



Jason Ponik

Manager of Customer Service

Jason has extensive experience in customer service and has led teams as large as 100 employees. He's also led customer service teams for industry leading organizations such as Verizon.

DETAILS

What is Rock.com?

Rock.com is pure fan bliss. No matter if you're a fan of The Beatles, Nirvana, Star Trek or Atari, Rock.com provides a one-stop shop for official licensed music and entertainment merchandise, such as t-shirts, vinyl records, stickers, and patches.

What problems are you solving?

Typically, fans share one problem: there is no trusted source to get officially licensed merchandise all in one place. Rock.com solves this problem by working directly with suppliers to guarantee that our products are authentic, having one of the largest selections available anywhere, with more than 125,000 products online! Fans love us because they can get a Led Zeppelin shirt for dad, some Aerosmith vinyl for mom, a Deadmau5 poster for their teenager and a Bob Marley one-piece jumpsuit for the baby, all from the same online store and all with the same fast shipping and friendly customer service.

We are also the first site to regard fan merchandise as a diverse collection of intellectual property. For example, today if you were to try to purchase some Beatles merchandise online, what you would find is that many sites don't offer authentic goods and/or have a limited supply of stock. Our Beatles page has hundreds of products; categorized in a way that makes it easy to shop: grouped by t-shirts, stickers, hoodies, posters and more.

But don't just take our word for it — let's take a look at what real customers have to say about Rock.com:

"Rock.com has an impressive selection, great prices, and incredibly fast shipping. If you're a music nerd you'll be floored by the obscure artist t-shirt selection you can't find anywhere else. Can't recommend this site enough!" - Karen

"I love the nostalgia of wearing my favorite rock t'shirt. The quality of the shirts are of superior quality. The many style options fit any body type. Many bands to choose from for every day of the week!" - Alice

"Wanted some cool shirts, actually didn't find what I was looking for at the Rolling Stones official website, but found it on rock.com. Satisfaction!" – Kurt

Check out more of more of our independently-verified customer testimonials on our website at rock.com/reviews

How do you attract suppliers?

Rock.com only sells licensed merchandise, which is a key differentiator for our business. In a recent study, Apple publicly stated that a lot of their merchandise available online is counterfeit (https://www.bloomberg.com/news/articles/2016-10-20/apple-many-genuine-apple-products-on-amazon-are-fake) and a recent lawsuit between RUN-DMC and Amazon/WalMart, claiming the resale of counterfeit goods (http://money.cnn.com/2016/12/30/news/companies/run-dmc-suit-amazon-walmart/), is putting a spotlight on the importance of licensed merchandise. We work directly with our suppliers that act as representatives of both the properties and the bands, to make sure that everything we have on our site is authentic. Fans know that purchasing from Rock.com means they are supporting the bands and artists they love.

Our model has allowed us to develop an extraordinarily great reputation with our suppliers. They won't sell to retailers unless they know they are only selling authentic merchandise; so they are happy to work with Rock.com. Some of our biggest suppliers right now include: Bravado, owned by Universal Music, FEA which is owned by Live Nation, Liquid Blue, and C&D Visionary. Each of these entities know us personally and work directly with us. Although they don't work with us exclusively, we have great relationships with them and continue to attract new suppliers through our reputation.

How many items do you carry for each brand? What's the goal?

Right now, we have more than 125,000 products online, across the music and entertainment categories. Entertainment is a growing category for us, as we aim to have one of the most inclusive selections of fan merchandise available anywhere. Our huge selection of merchandise currently includes products from Suicide Squad, Beverly Hills 90210, Star Trek, The Simpsons, Harry Potter, Batman, Fight Club, X Men, and so many more that we can't even begin to list them. You can see them all here.

We started out solely focused on music merchandise, yet have found that every time we have added additional merchandise, our business has grown. We believe that we have a small subset of the available inventory across music and entertainment today and have an opportunity to grow our revenue substantially, simply by extending our product range.

What is your current annual revenue?

We surpassed $1 million in annual revenue in 2016, which was an important milestone for the company.

Where is an area you'd like to expand?

The biggest category that we don't have yet is sports fan merchandise.

One might ask, does sports really fit on Rock.com? We believe it does. We've posed this question to many of our customers, as well as experts in the e-commerce area. The number one answer is, "Why wouldn't it?" Fans are fans. Google Analytics data also illustrates that our customers are big sports fans, providing further assurance of the market opportunity.

While we have more than 125,000 products right now, our goal is to increase to well over one million, representing relevant fan merchandise on a global basis, such as English soccer teams like Manchester United. We have a growing amount of business in Europe and Australia. Essentially, we want to be known as THE site for real fans to connect globally to the bands, movies, shows, games and teams that they love.

How will expanding to new areas affect the Rock.com brand?

For a long time, we thought Rock.com had to be only about music. One of the mistakes that people sometimes make, is to look at a business as if they were the customer versus what their actual customers are looking for. All the signs show that even though our business is called Rock.com — and it's an amazingly strong domain name — our customers are also very interested in entertainment and in sports. If they're already buying music t-shirts, they're also the same people who are going to buy entertainment t-shirts and sports t-shirts as well.

For example, one of our top sellers for Halloween was Suicide Squad — Suicide Squad shirts, Suicide Squad costumes, and other branded properties. This was without any marketing or communication that "Hey Rock.com is more than just music!" We have experienced growth into this new category simply by making entertainment properties available on the website. Every time we see a mixed shopping cart, we see further proof and validation of our growth strategy. In a single order, we may see Metallica, Guns and Roses, Van Halen items mixed with Harry Potter or Shrek. We have recently updated our tagline to be "Real Merch for Real Fans" to reflect this expanded focus.

How are you driving customers to the site?

The primary driver of new customers to our site is via a combination of paid and unpaid sources of web traffic. Paid sources drive approximately 50% of our revenue and for this we have agencies that do a really great job for us, to ensure that we get a good return on investment relative to our spend.

The remainder of our customers come through unpaid sources: Organic searches, Direct searches from repeat customers and referrals, along with other referral sources. The brands themselves don't do any promoting for us.

Newsletters are also a great driver of customers to our site. With over 100,000 subscribers, we get new sign-ups by running viral contests across our own social channels, as well as externally with influencers and media outlets. Facebook is the most productive social channel for us. Our Facebook community has grown to over 130,000 followers, who we engage with frequently.

What does your inventory model look like?

We use a demand driven inventory model to determine the quantities of items that we purchase and how often. For example, we'll only buy a very small quantity of any new product, see what pops, and then place much more substantial orders behind it, like growth hacking for inventory. We take a very analytic approach to our inventory. This is what allows us to have such a wide range of product without having excessive stock on hand. In addition, we have recently started to work with drop-shippers to allow us access to an even wider range of product without having to worry about the inventory side at all. We plan to work with even more drop shippers in the future, as part of our growth plans.

What is your gross margin?

Our blended average gross profit is approximately 48%.

Who is your competition?

Other merchandise sites, brick and mortar stores, along with concert venues. At concerts, fan merchandise is often selling at up to $50 per T-shirt, whereas we can offer the same merch at much better prices, and of course customers like this. Online, the top sites currently sell $2.6 billion of licensed merchandise across all fan merchandise categories. The overall size of the licensed merchandise market is more than $200 billion worldwide.

What makes Rock.com unique?

We have the largest selection of licensed fan merchandise that you can't find anywhere else. Not only are our prices competitive with other online and offline retailers, our customer service and fast delivery allow us to create a superior experience for our customers. People enjoy shopping on Rock.com, as illustrated by our growth.

Our strongest feature right now is our music merchandise selection. There is no other site that is better than us in this category. Our range of music merchandise online is so extensive: selling everything from t-shirts right down to individual stickers and patches, which are very difficult to find online.

How are you prepared for potential risks to the business?

The blessing is that we've decided to move into a category that's so tremendous. When you're talking about a $200 billion plus category, there's so much room for new market entrants that if we just focus on our customers and we take care of them well, it's clear that we can have a great market opportunity.

Who is on the Rock.com team? What makes them qualified?

My name is Steve Newman. I am an entrepreneur and lifetime rock and roll fan, who grew up listening to bands like B52s, Blondie and REM. I started my first business while in high school, selling security equipment. It actually grew so fast that my parents had me shut it down to focus on my studies. My career has included a stint working at Nestle, as a Director of Finance, where I learned how to run a business from a finance perspective. In 1999, after seeing what was going on in the internet space, I started a company called Greatdomains.com, where in 18 months, it grew to 85 employees and in October of 2000 was sold for approximately $100 million — you can read more about that sale here. During this time, I really learned the value of a great domain — which is where Rock.com came from.

My right-hand person in this business is our CFO, Irene Latoa, based in Sydney, Australia. I met Irene while working at Nestle and have known her since 1997. Irene worked for Nestle for more than 20 years and held key financial and managerial positions within the Nespresso business in both Australia and Singapore. Irene left Nestle several years ago, going into business for herself to work with companies as an outsourced CFO.

Another long-time colleague is Rich Coveleski. He ran a site called Rock Merch for about ten years, which Rock.com acquired five years ago. Now Rich works with all of our suppliers to achieve data consistency and with Brand Retailers, our e-commerce partner, to get all of our products online. He is also responsible for our newsletter, drop shipping, and is even in a rock band in his spare time. Rich is a super amazing gentleman to have in the business.

Our marketing mastermind is Aaron Holland, an expert in growth hacking and partnerships. Aaron began his career doing online marketing for ecommerce businesses while in his dorm room at college, over a decade ago. Aaron has quite a bit of experience in online retail, social media marketing, email marketing, and overall effective customer acquisition. We're working together primarily on influencer campaigns, contests and promotions, as well as social and media interactions for our crowdfunding campaign.

Leticia Roark is our data analysis guru. She is trained as an actuary which is a very data-heavy position. She does inventory forecasting for the company and builds purchasing models based on our historical results and anticipated growth.

Justine Foreman heads up our logistics operations, located in Sacramento, and works closely with our outsourced fulfillment company and our drop shippers.

Our customer service lead is Jason Ponik, who used to run Call Centers for Verizon with as many as 100 employees. He has also worked at Smart Home, and has been doing customer service for 20 years now.

That's our team. We are very lean for a company that has managed to get to over one million dollars in revenue, within a relatively short space of time and without adding a lot of headcount.

Why are you passionate about Rock.com?

For many, some of the best times of our lives are centered around music and entertainment: the music we grew up listening to, or the shows we attended throughout high school, college or adulthood. We embody those experiences at Rock.com.

Our entire team is passionate about music, entertainment and sports. At the end of the day we are fans too, allowing us to connect with customers at a meaningful level and motivating us to go the extra mile for them. One of the best parts of my job is connecting with the team, as well as our customers, and learning about their experiences with different bands, shows, movies, etc. That's why I am excited to get out of bed every day and be part of this company.

Also, it is a crazy world we are living in right now, with so much stuff going on. Where else can you spend $20 and change your day, or spend $20 on someone else, and make their day? It's really rare. That's why I'm doing this versus doing something else. I know that our customers are really happy when they receive our merchandise. In a small way, we are making a difference in people's lives by connecting them with something they love.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO ROCK.COM

1. The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

These are some of the risks that relate to our company:

... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Rock.com is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?

Join **110,166** investors who funded **145** startups with over **$43.5 million**

See more detailed stats

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

or

Full name

Email

Password

SIGN UP

Mashable npr Forbes Bloomberg Businessweek CNNMoney PBS

TIME Los Angeles Times The Boston Globe Inc. TechCrunch

THE WALL STREET JOURNAL. FINANCIAL TIMES